EXHIBIT 10.105
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                              TERMINATION AGREEMENT
                              ---------------------

     THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of November 14, 2007, by and among PERFORMANCE HEALTH TECHNOLOGIES, INC. (the "Company"), YA GLOBAL INVESTMENTS, L.P. (f/k/a Cornell Capital Partners, L.P.) (the "Investor") and NEWBRIDGE SECURITIES CORPORATION ("Newbridge").

                                    Recitals:
                                    ---------

     WHEREAS, the Company and the Investor entered into a Standby Equity Distribution Agreement (the "Standby Equity Distribution Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement") each of which is dated January 23, 2006. The Company, the Investor, and Newbridge have entered into a Placement Agent Agreement (the "Placement Agent Agreement"). The Standby Equity Distribution Agreement, the Registration Rights Agreement, and the Placement Agent Agreement are collectively referred to as the "Transaction Documents". In connection with the Standby Equity Distribution Agreement the Company issued to the Investor 2,000,000 shares of the Company's common stock (the "Investor's Shares") and in connection with the Placement Agent Agreement, the Company issued to the Placement Agent 40,000 shares of the Company's common stock (the "Placement Agent's Shares").

     NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Termination. The Company and the Investor, and the Placement Agent (with respect to the Placement Agent Agreement) hereby agree to terminate the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

     2. Investor's Shares. The Investor shall retain the Investor's Shares.

     3. Placement Agent Fees. The Placement Agent shall retain the Placement Agent's Shares.



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     IN WITNESS WHEREOF, the parties have signed and delivered this Termination
Agreement on the date first set forth above.


PERFORMANCE HEALTH TECHNOLOGIES, INC.             YA GLOBAL INVESTMENTS, L.P.


By:  /s/ Robert D. Prunetti                       By: /s/ Jerry Eicke
     ---------------------------                      --------------------------
Name:  Robert D. Prunetti                         Name:   Jerry Eicke
Title: President and CEO                          Title:





With respect to the Placement Agent Agreement:

PLACEMENT AGENT:
NEWBRIDGE SECURITIES CORPORATION


By:  /s/ Guy S. Amico
     ---------------------------
Name:  Guy S. Amico
Title: President













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